Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Gold Kist Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading “Experts” in the disclosure statement-prospectus.

Atlanta, Georgia

August 4, 2004